UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Effective March 10, 2006 Frontier Oil and Refining Company (“FORC”), a wholly-owned subsidiary of Frontier Oil Corporation (“FOC”), entered into a Master Crude Oil Purchase and Sale Contract with Utexam Limited (“Utexam”), a wholly-owned subsidiary of BNP Paribas Ireland.  Under this contract, Utexam will purchase, transport and subsequently sell crude oil to FORC at a location near Cushing, Oklahoma or at such other location as agreed by the parties.  Utexam will be the owner of record of the crude oil as it is transported from the point of injection, which is expected to be Hardisty, Alberta, to the point of ultimate sale to FORC.  FOC has provided a guarantee of FORC’s obligations under this contract, the primary obligations being to receive crude oil and make payment for crude oil purchases arranged under this contract.  Neither party has any continuing commitment to sell or purchase crude oil under the agreement.

                On July 1, 2009, FORC entered into a Third Amendment to the Master Crude Oil Purchase and Sale Contract with Utexam.  The amendment increases the applicable margin above LIBOR to 2.75%, and reduces the available crude oil purchase amount to $110 million from $250 million.

        The foregoing description of the Third Amendment is qualified in its entirety by reference to the executed Third Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Third Amendment to Master Crude Oil Purchase and Sale Contract dated July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Doug S. Aron
Doug S. Aron
Executive Vice President - Chief Financial Officer

Date: July 1, 2009